Exhibit 23

                    CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59685) pertaining to the Investment Plan for Non-Union Hourly Employees of IMC-Agrico MP, Inc. and in the related Prospectus of our report dated November 17, 1995, with respect to the financial statements and supplemental schedules of the Investment Plan for Non-Union Hourly Employees of IMC-Agrico MP, Inc. included in this Annual Report (Form 11-K) for the year ended June 30, 1995.


                                     ERNST & YOUNG LLP

Chicago, Illinois
December 11, 1995

Docket No. 112998